UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ATLANTIC UNION BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 5, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Atlantic Union Bankshares Corporation (the “Company”), dated March 20, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 5, 2020. This supplement is being made available to shareholders on or about April 9, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

ATLANTIC UNION BANKSHARES CORPORATION

_____________________________________________

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2020

_____________________________________________

Dear Fellow Shareholders:

Atlantic Union Bankshares Corporation (the “Company”) today announced that, in response to the public health concerns regarding the coronavirus (COVID-19), it has changed the location of its 2020 annual meeting of shareholders (the “Annual Meeting”) from a physical meeting to a virtual meeting held on the internet.

The Annual Meeting can be accessed via the internet at: www.meetingcenter.io/258767844. The previously announced date and time of the Annual Meeting (Tuesday, May 5, 2020 at 10:00 a.m.) has not changed.

Attendees will have two options when they log into the virtual meeting: Join as a “Guest” or Join as a “Shareholder”. The password for the meeting is: “AUB2020”. To join as a “Shareholder,” you will be required to have a control number in addition to the password.

Shareholders may vote prior to the Annual Meeting by Internet, telephone or regular mail as previously described in the Company’s proxy statement for the Annual Meeting.

If you were a shareholder as of the close of business on March 11, 2020, the record date for the Annual Meeting, and have your control number, you may vote and have the ability to ask questions during the Annual Meeting by following the instructions available on the meeting website listed above. For registered shareholders, the control number can be found on your proxy card or notice, or email you previously received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to vote during the Annual Meeting. To register, you must first obtain a legal proxy from your bank or broker and email proof of your legal proxy, either as a forwarded email from your bank or broker or attached image of your legal proxy, reflecting the number of shares of Company common stock you held as of the record date, along with your name and email address to Computershare at legalproxy@computershare.com. Requests for registration must include the subject line “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Thursday, April 30, 2020. You will receive a confirmation email from Computershare of your registration and a control number that you can use to vote during the Annual Meeting.

If you do not have your control number, you may attend as a guest (non-shareholder), but you will not have the option to vote your shares or ask questions during the Annual Meeting.

Closed captioning will be provided for the duration of the Annual Meeting.

Please note that the proxy card included with the proxy materials previously distributed may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

General Counsel/Corporate Secretary

April 9, 2020